Exhibit 10.01

PRIVATE INSTRUMENT OF LEASE ASSIGNMENT AND AFFIRMATION OF DEBT

By this private instrument, the parties below (the “Parties”):

PMG ADMINISTRADORA DE BENS LTDA., a limited liability business company with its principal place of business in the Capital City of the State of São Paulo, at Rua George Eastman, 280, suite 76, Vila Tramontano, Postal Code 05690-000, enrolled with the Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) under No. 08.491.897/0001-05, herein represented in the form of its Articles of Association (“PMG”);

MONTECCHIO DO BRASIL EMPREENDIMENTOS IMOBILIÁRIOS LTDA., a legal entity governed by private law, with its principal place of business in the Capital City of the State of São Paulo, at Av. Morumbi, No. 6901, Suite 02, Morumbi, Postal Code: 05650-002, enrolled with the CNPJ/MF under No. 58.358.995/0001-47, successor of “Empresa Patrimonial Industrial II Ltda.”, which, in turn, is the successor of “Administração e Participações Walter Torre Junior Ltda.” (“Montecchio”);

ARGOS ARMAZÉNS GERAIS LTDA., a limited liability business company, with its principal place of business in the Municipality of Barueri, State of São Paulo, at Avenida Aruanã, No. 700, enrolled with the CNPJ/MF under No. 01.181.970/0001-01, herein represented in the form of its Articles of Association, (“Argos”);

ARGOS TRANSPORTES LTDA., a limited liability business company, with its principal place of business in the Municipality of Barueri, State of São Paulo, at Avenida Aruanã, No. 700, 2nd Floor, enrolled with the CNPJ/MF under No. 52.811.908/0001-89, herein represented in the form of its Articles of Association, (“Argos Transportes”);

NS2.COM INTERNET LTDA., a limited liability business company, with its principal place of business in the Capital City of the State of São Paulo, at Rua Jardim Ivone, No. 17, Suites 103 and 104, 10th floor, Postal Code 04.105-020. enrolled with the CNPJ/MF under No. 09.339.936/0001-16, hereby duly represented in the form of its Articles of Association (“NS2”); and

ZAREH CHABAB and his wife OVSANNA CHABAB, both Brazilian, he a businessman and she a housewife, holders of the identity cards RG No. 2.359.869- SSP/SP and 6.460.506-1-SSP/SP, enrolled with the Individual Taxpayer Register of the Ministry of Finance (CPF/MF) under No. 046.625.208-00 and 086.420.658-20, respectively, married under the community property regime, before effectiveness of Federal Law No. 6.515/77, resident and domiciled in this Capital City of the State of São Paulo, at Rua Diógenes Ribeiro de Lima No. 1040—Alto de Pinheiros, Postal Code 05458-001 (the “Guarantors”);

Whereas:

(i)	The company Administração e Participações Walter Torre Junior Ltda., subsequently merged into Montecchio, was the owner of the right to use and enjoy, under an emphyteusis granted by the Federal Government, of a urban tract of land composed of allotment No. 18, of the land separation named “Centro Comercial e Empresarial Juriban”, in this district, municipality and Judicial District, with a total area of 22,413.39 square meters, described and characterized and confronted as follows: It faces Avenida Arunã and starts at point 47, it follows a curve developing for 100.07 meters until point 49; it deflects to the right with azimuth of 207º47’49” for 97.50 meters until point 46; it deflects to the right with azimuth of 27º47’49”, for 239.68 with allotment No. 19; from the 48 to the 46 with allotments 21 and 10; from the 46 to the 47, with allotment No. 17, subject of title record No. 65.174 of the Real Estate Registry of the Judicial District of Barueri, and it leased said property, jointly with the building constructed on it, characterized as a Commercial Warehouse with non-defined use, facing Avenida Aruanã, which has not received official number, with a total built area of 19,143.35 m2, to Argos, with the suretyship of Argos Transportes, for the definite period from February 1, 2004 to January 31, 2008;

(ii)	On August 1, 2006, the right to use and enjoy the property leased to Argos was promised for sale to the company “Uittorenen do Brasil Participações Ltda.”, by means of the Deed of Promise of Sale, With Price Release, granted by the company “Administração e Participações Walter Torre Junior Ltda.”, maintaining intact, however, the Private Instrument of Non-Residential Lease Agreement existing between Montecchio, successor of the company “Administração e Participações Walter Torre Junior”, and Argos;

(iii)	On January 2, 2007, PMG became the borrower of the property in question, by means of the Private Instrument of Free Lease Agreement executed with the company “Uittorenen do Brasil Participações Ltda.”, in the capacity as promisor buyer of the property leased to Argos;

(iv)	On February 5, 2008, PMG executed with Argos and Argos Transportes the Private Instrument of Non-Residential Lease Agreement (the “Lease Agreement”), relating to the urban property located in the Municipality of Barueri, State of São Paulo, corresponding to allotment No. 18 of the separation property named CENTRO COMERCIAL E EMPRESARIAL JURUBAN, subject of title record No. 65.174 of the Real Estate Registry of the Judicial District of Barueri (the “Property”);

(v)	As from the month of August 2008, lessee Argos ceased to pay the rent, lease charges and emphyteutic rent due to PMG and to Montecchio, in view of the Property lease, which led PMG and Montecchio to bring the corresponding lawsuit claiming the eviction of Argos, in progress in the 5th Civil Court of the Judicial District of Barueri, under No. 068.01.2008.038497-5, as well as execution proceedings to collect the overdue amounts, in progress in the 3rd Civil Court of the Judicial District of Barueri, under No. 068.01.2009.007190-6;

(vi)	NS2 is the current sublessee of the Property and it wishes to assume all rights and obligations of Argos under the Lease Agreement, with a new suretyship provided by the Guarantors, as well as to assume the Argos’ debt to PMG and to Montecchio, executing an agreement to be homologated in court in said claims for eviction and execution proceedings, so that NS2 is required to pay to PMG and to Montecchio only a portion of this debt;

(vii)	Argos wishes to assign to NS2 all its rights and obligations under the Lease Agreement;

(viii)	PMG and Montecchio agree with the assignment by Argos to NS2 of the rights and obligations under the Lease Agreement, pursuant to the provisions set forth herein;

(ix)	The Parties wish to change certain commercial conditions of the Lease Agreement;

NOW, THEREFORE, the Parties resolve to execute this Private Instrument of Lease Assignment and Affirmation of Debt (the “Assignment”), in the following terms:

1—ASSIGNMENT OF THE LEASE

1.1.	By this Assignment, Argos assigns to NS2 all its rights and obligations under the Lease Agreement.

1.1.1.	In view of the assignment formalized above, NS2 assumes, from now on, the capacity as lessee of the Property, with the suretyship of the Guarantors.

1.2.	The Guarantors hereby assume the capacity as guarantors of the lease, being jointly and severally liable to PMG and Montecchio for all obligations assumed by NS2, including in relation to payment of the already accrued debt of rent, lease charges and emphyteutic rent, as explained below.

1.3.	PMG and Montecchio, in compliance with the provisions of section 9.1 of the Lease Agreement, appear to pronounce their express consent in relation to this Assignment by Argos to NS2.

2—AFFIRMATION, FORM OF PAYMENT AND GUARANTEE OF THE DEBT

Argos expressly represents that it has a debt totaling, by May 31, 2009, the principal amount of two million, two hundred and eighty-four thousand, nine hundred and thirty-two Reais, and twenty cents (R$2,284,932.20), relating to rent, lease charges and emphyteutic rent not paid by Argos to PMG in the total amount of R$2,225,159.19, as well as in relation to emphyteutic rent of years 2004, 2005 and 2007 not paid by Argos to Montecchio, in the total amount of R$59,773.01, all due under the Lease Agreement.

2.2	By this instrument, the parties resolve to agree on a reduction in the amount of the total debt to the total and single amount of one million Reais (R$1,000,000.00) solely and exclusively due to PMG, it being understood that Montecchio hereby suspends collection of the portion of the debt owned by it, as set forth above, in the total amount of R$59,773.01, adjusted by May 31, 2009, it being understood that, in the event of full compliance with the agreement, said portion of the debt due to Montecchio shall be extinguished by operation of law, all hereby assumed, by means of this instrument, by NS2, hereby jointly and severally with the Guarantors, assume the main liability for full payment of the debt hereby acknowledged to PMG, in the total amount hereby agreed and reduced, which obligation is also inherent in the Property lease.

2.2.1.	NS2 is required to pay the overdue debt in the total amount indicated in Section 2.2 above, by means of ten (10) monthly, fixed, equal and successive installments, in the amount of one hundred thousand Reais (R$100,000.00) each, the first of which shall be due on June 1st, 2009 and the others on the same day of the subsequent months, until final settlement.

2.2.2.	NS2 and the Guarantors are required to immediately become part of the procedural relationship existing in the case records of the action for eviction in progress in the 5th Civil Court of the Judicial District in Barueri, as well as the execution proceedings, in progress in the 3rd Civil Court of the Judicial District in Barueri, for the purpose of homologating in court of the settlement represented by this instrument, which shall be automatically terminated if they fail to do so within up to 10 days as from the date of execution hereof.

2.3	Failure to comply with the obligation assumed pursuant to the provisions of item 2.2 shall result in the eviction for lack of payment, as well as in continuance of the execution proceedings in the full amount mentioned in item 2.1, including, in relation to the aforementioned portion of the debt owned by Montecchio, in the total amount of R$59,773.01, adjusted until May 31, 2009, all with the automatic increase of late payment interest at the rate of 1% per month and compensatory interest at the rate of 1%, as well as a fine of 15% and monetary restatement based on the table of the Court of Appeals of the State of São Paulo (TJ/SP), all as from May 31, 2009 to the date of actual payment, irrespective of notice.

2.4.	For purposes of creation of supplementary guarantee of full payment of the debt referred to in Section 2.1. et seq. hereof, it is certain and agreed among the parties that the total amount of Argos’ debt mentioned in Section 2.1., hereby assumed by NS2 and by the Guarantors, is composed of two different parts, adjusted until May 31, 2009, as follows:

(a)	R$1,703,110.50, relating to the overdue rent relating to the months of August, September, October, November and December of the year 2008, as well as to the months of January and February 2009, in addition to the overdue emphyteutic rent of the fiscal years 2004, 2005 and 2007, all overdue and not paid, according to the spreadsheet attached hereto (“Debt A”); and

(b)	R$581,821.70, relating to overdue rent relating to the months of March and April 2009, as well as to the emphyteutic rent of 2008, all overdue and not paid according to the spreadsheet attached hereto (“Debt B”).

2.4.1.	NS2 and the Guarantors may only commence payment of Debt B after they have paid Debt A in full, all in the terms agreed hereunder, i.e., only after payment of the first eight (8) installments set forth in Section 2.2. above.

2.4.2.	Both Debt A and Debt B are a single and inseparable obligation of NS2 and of the Guarantors, for purposes of the new property lease hereby wished by NS2, under penalty of eviction and execution proceedings with respect to both debts.

2.4.3.	For purposes of this agreement among the Parties, Debt A hereby assumed by NS2 is hereby exclusively guaranteed by the suretyship provided by the Guarantors.

2.4.4.	For the same purposes of this agreement among the parties, Debt B hereby assumed by NS2 is hereby guaranteed by the Suretyship provided by the Guarantors, as well as by means of a future fiduciary sale of the property consisting in apartment No. 192, located on the 19th floor of Building Miryade, located at Rua Maria Figueredo, No. 527, in the corner of Rua Otávio Nébias, in the 9th Subdistrict — Vila Mariana in the District, Municipality, Judicial District and 1st Real Estate District of this Capital City of the State of São Paulo, perfectly described and characterized in Title Record No. 105.161 of the 1st Real Estate Registry of São Paulo, by means of public deed of fiduciary sale to be granted to PMG, within a maximum term of up to five (5) days as from the date hereof, under penalty of automatic application of the same penalties set forth in Section 2.3 above, irrespective of notices or warnings.

2.4.5	In the event of future foreclosure on the fiduciary sale set forth in Section 2.4.4. above by PMG, in case an excess amount with respect to the total amount of Debt B is assessed, such excess amount shall not be returned by PMG to NS2 and/or to the Guarantors, but it shall be deducted from the then still existing debit balance of Debt A. In case Debt A is already fully paid by NS2 and/or by the Guarantors, and only in this case, PMG shall return to NS2 and/or to the Guarantors any excess amount assessed in the foreclosure of the fiduciary sale of Debt B.

3—NEW RENT AND IPTU

3.1.	The monthly rent shall be, as from June 1st, 2009, R$14/m2, i.e., corresponding to two hundred and sixty-eight thousand, six Reais and ninety cents (R$268,006.90) per month, and it shall be paid by NS2 to PMG, in the same form set forth in the Lease Agreement.

3.1.1.	PMG does not grant to NS2 any grace period for payment of the rent and lease charges due under the Lease Agreement.

3.2.	It is certain and agreed between the parties that NS2, as from June 1st, 2009, shall be exclusively liable for payment of the Urban Real Estate Tax (IPTU) levied on the Property.

4—AMENDMENT TO THE TERM OF THE LEASE

4.1.	The Parties agree to change the term of the lease, which shall be five (5) years, as from June 1st, 2009, with termination scheduled to May 31, 2014.

5—RATIFICATION

5.1.	All sections, terms and other conditions set forth in the Lease Agreement and which are not amended by this Assignment shall remain effective in full, and said Agreement shall have the following restated wording, as from the date hereof, as follows:

PRIVATE INSTRUMENT OF NON-RESIDENTIAL LEASE AGREEMENT

By this private instrument

on the one part, PMG ADMINISTRADORA DE BENS LTDA., a business company organized as a limited liability company, with its principal place of business in the Capital City of the State of São Paulo, at Rua George Eastman, No. 280, suite 76, Vila Tramontano, Postal Code 05690-000, enrolled with the Corporate Taxpayers Register of the Ministry of Finance (CNPJ/MF) No. 08.491.897/001-05, the articles of association of which are duly filed with the Commercial Registry of the State of São Paulo (“JUCESP’) under No. 35.221 090.575 on December 4, 2006, herein represented in the form of its articles of incorporation, hereinafter simply referred to as LESSOR:

- on the other part, as LESSEE, and hereinafter referred to as such, NS2.COM INTERNET LTDA., a limited liability business company, with its principal place of business in the Capital City of the State of São Paulo, at Rua Jardim Ivone, No. 17, Suites 103 and 104, 10th floor. Postal Code 04.105-020. enrolled with the CNPJ/MF under No. 09.339.936/0001-16, herein duly represented in the form of its Articles of Association:

- and, finally, as INTERVENING/CONSENTING PARTIES and GUARANTORS of the obligations assumed by the lessee, hereinafter referred to as such, ZAREH CHABAB and his wife OVSANNA CHABAB, both Brazilian, he a businessman, she a housewife, holders of identity cards RG No. 2.359.869-SSP/SP and 6.460.506-1-SSP/SP, enrolled with the Individual Taxpayer Register of the Ministry of Finance (CPF/MF) under No. 046.625.208-00 and 086.420.658-20, respectively, married under the community property regime, before effectiveness of Federal Law No. 6515/77, resident and domiciled in this Capital City of the State of São Paulo, at Rua Diógenes Ribeiro de Lima No. 1040—Alto de Pinheiros, Postal Code 05458-001;

WHEREAS:

(i)	the company UITTORENEN DO BRASIL PARTICIPAÇÕES LTDA., a legal entity governed by private law, enrolled with the CNPJ/MF under No. 07.385.357/001-84, headquartered at Rua Joaquim Floriano, No. 100, 20th floor, in this Capital City of the State of São Paulo, has the right to use and enjoy, under emphyteusis granted by the Federal Government, of an urban land, composed of allotment No. 18, of the separation named CENTRO COMERCIAL E EMPRESARIAL JURUBAN’, in the district, municipality and Judicial District of Barueri, State of São Paulo;

(ii)	UITTORENEN DO BRASIL PARTICIPAÇÕES LTDA. executed, on January 2, 2007, a “Private Instrument of Free Lease Agreement” with the company PMG ADMINISTRADORA DE BENS LTDA., granting the latter, free of charge, use of the property involved in this instrument (exhibit I);

(iii)	LESSEE is interested in the non-residential lease of the Commercial Warehouse facing Rua Aruanã, No. 700, with a total built area of 19,143.35 square meters, built on said property and registered with the Municipal Government under No. 2352-03-54-1553-00-000-2-26.

The Parties mutually agree on the following:

1. THE PROPERTY:

1.1	LESSOR has the RIGHT TO USE AND ENJOY, under emphyteusis granted by the Federal Government, a property described and characterized as follows:

PROPERTY: The RIGHT TO USE AND ENJOY, under emphyteusis granted by the Federal Government, a urban tract of land composed of allotment No. 18, of the separation named “CENTRO COMERCIAL E EMPRESARIAL JURUBAN”, in the district, municipality and Judicial District of Barueri, State of São Paulo, with a total area of 22,413.39 square meters, described, characterized and confronted as follows: Facing Avenida Aruanã and starting at point 47, if follows a curve developing for 100.07 meters until point 49; it deflects to the right with azimuth 207° 47 ’49‘ for 97.50 meters until point 46; it deflects to the right with azimuth 27° 47’ 49, for 239.68 with allotment No. 19, from the 48 to the 46 with allotments 21 and 10; from the 46 to the 47, with allotment No. 17” – according to title record 65.174 of the Real Estate Registry of the Judicial District of Barueri, State of São Paulo;

1.2	On said property, a Commercial Warehouse of non-defined used was built, facing Rua Aruanã. No. 700, with a total built area of 19,143.35 square meters, registered with the Municipal Government under No. 2352-03-54-1553-00-000-2-26.

2. TERM OF THE LEASE:

2.1	By this instrument and regular form of the law, LESSOR leases to LESSEE the property described and characterized in items 1.1 and 1.2. for a term of five (5) years, with initial date on June 1st, 2009 and termination scheduled to May 31, 2014.

2.2	After expiration of the contractual Term, LESSEE agrees to leave and return the property subject hereof, completely free of persons and/or things, in good state of conservation, i.e., except for the wear and tear resulting from the regular and normal use for the purposes to which it is designed, all irrespective of any warning or notice.

2.3	If LESSEE has duly and regularly complied with the obligations assumed by it hereunder, the parties instrument, the parties may extend the lease term for a period to be agreed between them. For that purpose, LESSEE shall communicate LESSOR of this wish in writing, at least ninety days before the set term of the lease.

3. RENT AND PREVIOUS DEBT OF LESSEE.

3.1	The monthly rent shall be fourteen Reais (R$14.00) per square meter, totaling, therefore, two hundred and sixty-eight thousand, six Reais and ninety cents (R$268,006.90), payable always on the fifth (5th) day of the month immediately subsequent to the overdue month of the lease.

3.1.1	Said amount shall be annually adjusted or adjusted in the shortest permitted frequency, in accordance with the accrued monthly percentage variation of the IPC-A (Broad Consumer Price Index), having as base index the index disclosed in the month preceding the month of this agreement and as adjustment index the index disclosed in the month preceding the month of anniversary of the agreement.

3.1.2	If the index set forth above is extinguished or deemed inapplicable to this agreement, the parties hereby establish that the overdue and unpaid installments of the lease and the installments to become due shall automatically become, by operation of law, adjusted for inflation in accordance with the National Consumer Price Index disclosed by the Brazilian Geography and Statistics Institute (INPC-IBGE) or, in the impossibility thereof, with a third index mutually agreed between the parties, it being understood that, in case it is not agreed within up to thirty (30) days, LESSOR may, at its discretion, elect an acknowledged and locally permitted index from among those to which it attributes the adjustment that better reflects the inflation of the period. In case there is no agreement between the parties and the matter is submitted to the Courts, the parties mutually agree, without any defective consent, to use during the claim the index adopted by the Federal Government in the adjustment of the collection and overdue liability.

3.1.3	The adjustments shall apply automatically, and any kind of communication to LESSEE is hereby waived.

3.2	The monthly rent shall be paid at the office of LESSOR or at a place it indicates in writing by the fifth (5th) day of the month subsequent to the overdue month, as mentioned in item 3.1 above, non-occurrence of which, alone, shall characterize the default and contractual nonperformance, irrespective of any notice. The collection system by means of bank bill may also be used. Upon adjustment of the rent, if the applicable index has not been disclosed by the date of payment, the rent shall be adjusted in the same percentage of the preceding month and the necessary adjustments shall be made upon payment of the rent of the immediately subsequent month.

3.3	It is established between the Parties that, in the event of publication of supervening law and upon admission of the contractual adjustment in a shortest frequency than annually, the minimum frequency permitted by law shall automatically and immediately apply to this agreement and respective lease, irrespective of any warning or notice.

3.4	The parties hereby agree, as a condition of this agreement, that in view of the constitutional principle of respect to vested rights and perfected legal acts, no supervening rule on freezing or deflation, wholly or in part, of the lease price shall apply to this agreement.

3.5	LESSEE and the INTERVENING/CONSENTING PARTIES jointly and severally assume liability to LESSOR for full payment of an accrued debt of rent, lease charges and emphyteutic rent, relating to the period of use of the property leased hereunder by LESSEE, before the date hereof, in the total agreed amount of one million Reais (R$1,000,000.00), by means of ten (10) monthly, equal and successive installments, in the amount of one hundred thousand Reais (R$100,000.00) each, the first of which shall be due on June 1st, 2009 and the others on the same day of the subsequent months, until final settlement.

3.5.1	For purposes of the provisions of Section 3.5 above, LESSEE and the INTERVENING/CONSENTING PARTIES are required to immediately enter the procedural relationship in the case records of the action for eviction, in progress in the 5th Civil Court of the Judicial District in Barueri, as well as of the execution proceedings, in progress in the 3rd Civil Court of the Judicial District in Barueri, within at most ten (10) days as from the date hereof.

3.5.2	Noncompliance with the obligations assumed by LESSEE and by the INTERVENING/CONSENTING PARTIES in items 3.5 and 3.5.1. above shall result in automatic eviction due to the lack of payment by LESSEE, as well as continuance of the aforementioned execution proceedings against LESSEE and the INTERVENING/CONSENTING PARTIES, for its total, original, superior and full amount of two million, two hundred and eighty-four thousand, nine hundred and thirty-two Reais, and twenty cents (R$2,284,932.20), adjusted until May 31, 2009, added by late payment interest at the rate of 1% per month and compensatory interest at the rate of 1%, as well as a fine of 15%, all duly adjusted based on the table of the TJ/SP and levied from May 31, 2009 to the date of actual payment, irrespective of notice.

4. PROPERTY DESTINATION

4.1	The leased property is exclusively designed for development and performance of the activities of LESSEE, inherent in its corporate purpose on the date hereof.

4.2	Engagement by LESSEE in other activity in the property that is not contained in the current purpose thereof must be preceded by prior written communication to LESSOR and proof of authorization by it. In any case, activities prohibited to the site or even incompatible with the characteristics and categories of use of the property may not be carried out.

4.3	Noncompliance with the provisions hereof shall imply immediate termination of this instrument and application of the fine set forth in section “12” below.

5. PROPERTY CONSERVATION:

5.1	LESSEE agrees to maintain in perfect state of conservation and cleaning, keeping in full operation the electrical, plumbing and any other existing installations, to return it, at the end of the lease, in the same conditions in which it was received, except for the wear and tear resulting from the regular and normal use for the purposes for which it is designed.

5.2	LESSEE authorizes LESSOR, on its account or by whomever it indicates, to inspect the leased property, and it is hereby agreed that LESSOR shall only invest the property on a day and at a time previously agreed, at least three (3) business days in advance, with LESSEE

5.3	In case LESSEE needs to increase the electric power installed in the leased property, it shall request written authorization of LESSOR, it being understood that implementation thereof shall always be subject to the approval and authorization of the competent local electric power concessionaire. The expenses required to change the electrical capacity existing in the property shall be incurred by LESSEE.

5.4	LESSEE shall repair, at its expenses, any damage it causes to the leased property during the lease. Thirty (30) days before termination of the lease, the parties shall jointly inspect the leased property, which inspection shall be referred to as final inspection, which will confirm any change occurred in its conditions and in the conditions of its accessories and belongings in relation to the inspection for the delivery and receipt of keys and settlement of the contractual obligations. In the event of verification of the need for repairs or execution of works, the parties shall establish a time schedule to be complied with by LESSEE, which may, however, indemnify LESSOR for the amount corresponding to the repairs to be made.

5.5	LESSEE may request, at its discretion, an earlier inspection in the leased property, so that the repairs are coincidently completed until the date established for it to be returned. In this event, its liability for payment of the rent and of the lease charges shall actually cease upon such return. Otherwise, it shall be liable for the rent and lease charges until completion of all repairs, and LESSEE may directly provide the services or hire LESSOR for this purpose.

5.6	It is hereby established that the amount of the damage assessed in the inspection to which item 5.4 refers shall result in acknowledgment, from the beginning, as a debt collectible by means of the appropriate lawsuit.

6. TAXES AND OTHER LEASE CHARGES

6.1	LESSEE shall be solely and exclusively liable, from the initial date of the lease and until termination thereof, for payment of the IPTU (Urban Real Estate Tax) and of the other taxes, expenses and fees levied or which come to be levied on the property;

6.2	Whenever they relate to the period of the lease, the water, sewage (sanitation), electric power and gas consumption expenses shall be paid by LESSEE, which agrees to pay them in due time, directly to the respective public utility concessionaires, even if these expenses are submitted for collection after termination of the lease, but still relating to the period during which it was in effect, and LESSEE shall be exclusively liable for these payments and settlement of pending amounts.

6.3	Failure to pay the aforementioned charges on the respective maturity days shall characterize a legal and contractual breach, authorizing LESSOR, at its sole discretion, to charge the amount due and/or to bring an action for eviction for lack of payment, after notice with a term of five days for actual payment of the amounts indicated as overdue amounts, with which LESSEE and the GUARANTOR hereby agree.

6.4	LESSEE shall also be exclusively liable for payment of all taxes, emphyteutic, rent, fees or charges required by the competent authorities for engagement in its activities.

6.5	LESSEE is required to make available to LESSOR, at any time and in the leased property, the proofs of payments of the lease charges directly made by them, as agreed hereunder, or certified copies thereof. However, LESSOR may, at any time, request the original proofs of payment for verification, with which LESSEE hereby agrees.

7. IMPROVEMENTS:

7.1	LESSEE may carry out, for its sole account and risk, the improvements it deems necessary for performance of its activities at the site, and provided:

a)	they observe the same construction standard;

b)	they do not affect the safety and solidity of the already existing buildings;

c)	they are duly approved by the competent authorities, should this be the case;

d)	LESSOR has authorized it in writing.

7.2	LESSEE shall not be entitled to any indemnity or withholding of the leased property due to improvements it may carry out therein, no matter if they are useful or necessary improvements or amenities, even if they are consented to by LESSOR.

7.3	For the effects of this section, improvements shall be understood as any and all works carried out in the property and which cannot be removed without causing it damage or change, no matter how small.

7.4	If improvements are made, upon termination of the lease, LESSOR may, at its sole discretion, consent that certain improvements are left in the leased property, which shall not create any right to indemnity to LESSEE. Upon occurrence of this event, LESSOR shall determine which improvements may be left in the property and which shall be withheld, which shall be made for the account and order of LESSEE, except for the fire doors and fire-rated walls, which shall, in any case, remain in the property without right to indemnity to LESSEE.

7.4.1	If LESSEE fails to do so and LESSOR must do it, it may charge LESSEE for the amount it spent for such purpose, including rent and lease charges and other similar expenses that shall be due during the period required to complete the removal, limited to ninety (90) days, such as, for example, those incurred with the undoing thereof, transportation, occasional storage etc.

8. PROPERTY INSURANCE:

8.1	LESSOR shall take out, at its expenses, a policy to be delivered within at most thirty (30) days, extendable for another thirty (30) days after the initial date of the lease, and which shall be effective until termination thereof, an insurance covering the building, its appurtenances and accessories against the risk of fire, lighting, explosion, plane crash, inundation, flooding, windstorm, hail, civil liability, car crash and, in general, act of God and force majeure, with an honest and prime insurance company, it being understood that the coverage of said insurance shall correspond to the actual replacement amount of the property, which is hereby established by the parties as eleven million and seven hundred thousand Reais (R$11,700,000.00), which shall also include the section on loss of rent, for twelve months, to protect the property of LESSOR, which shall be the beneficiary of the respective policy.

8.1.1.	LESSEE shall present, within the non-extendable term of fifteen (15) days as from the date of execution of this Agreement, a document able to prove the taking out of insurance in the conditions presented above, it being understood that, if the insurance premium is paid monthly, the proof shall be provided to LESSOR within up to five business days as from payment thereof.

8.2	In the event of partial loss and provided LESSEE expresses in writing its wish to continue the relationship, LESSOR shall be required to use the proceeds of the indemnity to rebuild the part of the property affected by the loss, up to the indemnified limit. In the event of total loss, the parties hereto shall be exempt from their contractual obligations and this agreement shall be deemed terminated by operation of law, and none of the parties may claim from the other party any indemnity or compensation.

8.3	In the event of concurrent losses and in case LESSEE has not taken out an insurance or renewal, in addition to payment of the fine, it shall be required to restore the building to the original conditions and to pay the corresponding rent and lease charges. LESSOR shall have the right of first refusal to rebuild the building, in addition to the right to charge a fine of three times the rent amount, subject to the provisions set forth in article 413 of the New Brazilian Civil Code.

8.4	If the loss has been caused due to the fault of LESSEE or its agents, it shall be required to pay the rent and charges until acceptance by LESSOR of the works to recover the property.

9. ASSIGNMENT OF THE LEASE, SUBLEASE AND LOAN:

9.1	LESSEE may not assign this lease, wholly or in part and on any account without the prior written consent of LESSOR.

9.2.	The prohibition above excludes the sublease or loan to affiliated companies of LESSEE, which may be carried out, provided:

a)	It identifies in writing to LESSOR the company that shall be the ASSIGNEE, SUBLESSEE or BORROWER, and,

b)	it proves their condition as affiliates, controlled or controlling companies;

9.2.1	In this case, LESSEE shall continue to be fully liable until the final term of the lease agreement, therefore waiving article 835 of the Civil Code, for compliance with all contractual obligations.

9.2.2	Upon occurrence of the provisions of item 9.2. above, upon termination of the lease, LESSEE shall return the property to LESSOR, free and clear of persons and things, as set forth herein.

9.3	As an essential condition of this agreement, LESSOR may assign and transfer to third parties the credit under this lease, irrespective of the express consent of LESSEE, SUB-LESSEE, or even BORROWERS, and the latter agree, whenever they become aware of this instrument, to sign the documents relating to pledge of credits, credit assignment, giving in payment, disposal in general and any and all transactions involving the receivables, which is hereby permitted, without any exception.

9.4	In view of the duties performed by LESSEE, it may give part of the property, which shall never exceed fifty percent thereof, as a free lease to third parties, provided compliance with the provisions of letters “a” and “b” of section 9.2 above, remaining bound by the terms of the lease until the building is delivered free from persons and things.

10. REQUIREMENTS OF THE PUBLIC AUTHORITIES:

10.1	LESSEE agrees, as from the initial date of the lease of the building, to meet all requirements of the public authorities caused by it, which shall not be, in any case, a reason for termination of this agreement.

10.2	LESSEE shall be fully liable for the obtainment of licenses, permits and/or equivalent documents, required by the public authorities, for operation of their place of business, as well as for engagement in its activities.

10.3	For the obligation contained in this chapter 10- (“10.1” and “10.2”) and only for it, the penalty to be imposed on LESSEE for noncompliance and violation shall be half the rent in effect at the time of the event.

11. EXPROPRIATION:

11.1	In the event of full expropriation of the leased property, this instrument shall be deemed terminated by operation of law, exempting and releasing the parties from any and all liability for compliance with it, and LESSEE may not obtain from the expropriating body any indemnity to which it may be entitled.

11.2	In the event of partial expropriation, LESSEE shall have the right to choose between continuity of the lease or simple termination hereof. If it chooses to proceed, there will be a reduction from the rent amount in the same percentage of the reduction caused to the built area.

12. PENALTIES:

12.1	Failure to pay the rent and charges on the dates set forth herein, alone, shall put LESSEE in default and shall automatically result in publication of a fine of ten percent (10%) percent of the total outstanding debt. Also in the event of default, the amount due shall be increased by interest at the rate of one percent per month, or violation, and the debt shall be adjusted for inflation in the same variation as the index in effect at the time, contractually elected for adjustments of the rent. The adjustment shall be calculated on a “pro-rate-die” basis, as from the day following the maturity, and until the date of actual payment thereof. The total outstanding debt shall be increased by attorneys’ fees of ten percent in the event of amicable resolution and twenty percent in case any action is brought to discuss the “ex-locatio” relationship. The provisions set forth herein shall neither adversely affect nor suppress, due to the exercise thereof, LESSOR’s right to bring the competent lawsuit.

12.2	A late payment fine equivalent to three times the monthly rent amount in effect at the time of the violation, or even of termination, is hereby established, and it shall be incurred by the party that breaches any of the clauses and/or provisions of the lease, except if other specific penalty has already been set forth, provided the innocent party’s right to, irrespectively or simultaneously, deem the lease terminated by operation of law, all upon notice with a term of ten (10) days, by means of Extrajudicial Notice or Letter with Return Receipt, or Telegram or Protocol with receipt stamp, or even fac-simile.

12.2.1	For application of the aforementioned fine, pursuant to the provisions of article 413 of the Civil Code, the following formula shall apply:

VM = [(TFC X 3 times the rent in effect): TTC]

where:

VM = Amount of the Fine

TFC = Remaining Time for Termination of the Agreement (in months)

TTC – Total Term of the Agreement (in months)

13. TERMINATION

13.1	This Agreement shall be terminated by operation of law, irrespective of warning or judicial or extrajudicial notification, in the following events:

a)	Bankruptcy or insolvency of LESSEE;

b)	Total fire;

c)	Expropriation; and

d)	Breach of any provision hereof.

14. CONTRACT EXPENSES:

14.1	In case LESSEE wishes to register this instrument in a Real Estate Registry or take other measures deemed necessary or which may be required by public authorities or for acceptance thereof, the resulting expenses shal be fully borne by LESSEE.

14.2	In the event of registration of this agreement, LESSEE shall be required, upon termination or end of the term of effectiveness of the lease, to provide the immediate cancellation thereof, at its expenses. In case it fails to do it and after it is expressly communicated by LESSOR to do it within thirty days, it shall incur the fine set forth in section 12.2.1.

15. NOVATION

15.1	Forbearance by any of the parties hereto with respect to any delay or omission of the other party in the compliance with the obligations agreed hereunder or failure to apply, in due course, the penalties set forth herein shall not result in cancellation of the penalties, nor of the powers hereby granted, and such penalties may be applied and such powers exercised, at any time, if the causes persist.

15.2	The provision of the preceding item shall prevail even if the tolerance or failure to apply the penalties occurs repeated times, either consecutively or alternatively.

15.3	The occurrence of one or more of the aforementioned events shall not imply a precedent, novation or modification of any provisions of this agreement, which shall remain full and in full force, as if no favor had occurred.

16. LEASE-PURCHASE AGREEMENT – RIGHT OF FIRST REFUSAL AND TERM OF THE LEASE IN THE EVENT OF DISPOSAL.

16.1	As from the date hereof, and at any time, the parties agree that LESSOR may, at its sole discretion, carry out a lease-purchase agreement the subject matter of which shall be the property of this lease.

16.2	Upon occurrence of the aforementioned event, LESSOR is required to inform lessor under the lease-purchase agreement of the terms of this agreement, and it shall accept the agreed lease, permitting LESSOR to maintain the contractual relationship hereby established with LESSEE.

16.3	If the leased property becomes the subject of a lease-purchase agreement, or even if the rights held by LESSOR on it are pledged as security or disposed of, including this lease, without prejudice to the provisions of section 9.3 above, the parties hereby agree and consent to formalize, by means of the appropriate contractual instrument, all amendments required to adjust this lease agreement to the new legal configuration of the property, but it may not, however, change the original terms and conditions established by the parties. Also, if necessary, LESSOR agrees to obtain the consent of the lessor under the lease-purchase agreement in the aforementioned amendment, especially to provide registration with the competent Real Estate Registry.

16.4	With due regard for the provisions of items “16.1” and “16.2” above, the parties mutually establish the following:

a)	If LESSOR wishes to dispose of the leased property, it shall inform LESSEE of its wish and granting it the statutory term of thirty (30) days to exercise its right of first refusal in the exact terms of the provisions of article 27 of law 8245/91;

b)	– In the event of disposal and in case LESSEE fails to exercise its right of first refusal, it agrees to designate three days in each week, during daytime, for interested parties to visit the property. The designation of the visit days shall be informed to LESSOR at least five days in advance.

c)	– In case the leased property is transferred to a third party, on any account, during the contractual term, this lease shall remain in full force, and LESSOR agrees to cause the inclusion, in the instrument to be executed by it, of the requirement that the acquirer observes the lease, and the parties hereby authorize registration of this contractual instrument with the competent Real Estate District, for purposes of the provisions of article 8 of Law 8245/91 and article 576 of the Brazilian Civil Code.

17. FINAL PROVISIONS

17.1	Based on item IV of article 58 of law 8245/91, the parties agree that services of process, notices and notifications may be served by mail, return receipt requested, e-mail or facsimile, at the address informed in the preamble.

17.2	In case it is necessary to resort to the courts to enforce compliance with any clause or condition of this agreement, the breaching party shall be required to pay attorneys’ fees corresponding to twenty percent of the amount of the award, in addition to the costs and other judicial and/or extrajudicial expenses.

17.3	LESSOR, or its agents, are hereby authorized to occupy, irrespective of any specific lawsuit or other formality and without prejudice to the other contractual and/or statutory provisions, the building, in case it is abandoned by LESSEE, in case it is in default with the rent and/or other lease charges.

17.4	This instrument is governed by Law 8245/91 and, to the applicable extent, by the other provisions of the Brazilian Civil Code

17.5	Any change in the address for correspondence shall be informed, in writing by LESSEE to LESSOR, under penalty of those sent to the location indicated hereunder being deemed valid and effective.

18. GUARANTEE:

18.1	The INTERVENING/CONSENTING PARTIES and GUARANTORS, already previously identified, also sign this Agreement in the capacity as guarantors and joint and several guarantors of all statutory obligations set forth in this Agreement

18.2	The INTERVENING/CONSENTING PARTIES waive the benefits of order and division, as well as those set forth in articles 827, 834, 835, 836, 837, 838 and 839 of the Civil Code

18.3	The guarantee shall extend until actual and proven return of the property, delivery and receipt of key, if, for any reason, they are not returned to LESSOR upon termination of the contractual term.

18.4	In the event of reorganization, bankruptcy or insolvency of the INTERVENING/CONSENTING PARTIES, or in case LESSOR has information that proves or event indicate the impossibility that the INTERVENING/CONSENTING PARTIES guarantee this business with the property offered as guarantee, LESSEE shall be required, within at most thirty days as from occurrence of any of the aforementioned events, to substitute it for other(s), which shall be reputable, provided lessor’s right to accept it(them) or not. In this event, other(s) shall be presented within at most thirty (30) days as from non-acceptance, under penalty of termination of the agreement and collection of the indemnity

18.5	LESSEE and the INTERVENING/CONSENTING PARTIES hereby appoint one another as attorneys-in-fact, mutually, irrevocably and irreversibly, especially to be served process, receive summons, knowledge of acts, notifications etc., so that these acts, in the person of any of them, shall be deemed perfected.

19. JURISDICTION:

19.1	The parties elect the courts of the Judicial District of Barueri, State of São Paulo and expressly waive any other, no matter how privileged it may be, to resolve any doubt or matter originating from this contractual instrument, which cannot be amicably resolved.”

IN WITNESS WHEREOF, the Parties execute this agreement in five (5) counterparts of same contents and form, jointly with the two witnesses below.

São Paulo, June 1st, 2009.

/s/    PMG ADMINISTRADORA DE BENS LTDA.

/s/    MONTECCHIO DO BRASIL EMPREENDIMENTOS IMOBILIÁRIOS LTDA.

/s/    ARGOS ARMAZÉNS GERAIS LTDA.

/s/    ARGOS TRANSPORTES LTDA.

/s/    NS2.COM INTERNET LTDA.

/S/ ZAREH CHABAB	/S/ OVSANNA CHABAB
Zareh Chabab	Ovsanna Chabab

/s/ Augusto Cruz Netto	/S/ HUSSEIN OWEIS
WITNESS 1	Witness 2
Name: Augusto Cruz Netto	Name: Hussein Oweis
ID (RG): 40.826.295-3	ID (RG): 41.854.822-5 SSP-SP
Taxpayer Card (CPF): 330.444.458-09	Taxpayer Card (CPF): 230.103.338-46

All pages are initialed.

FIRST AMENDMENT TO THE PRIVATE INSTRUMENT OF NON-RESIDENTIAL LEASE AGREEMENT

By this private instrument on the best terms of the law,

(i)	PGM ADMINISTRADORA DE BENS LTDA., enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 08.491.897/0001-05, with its head-office in this Capital and State of São Paulo, at Rua George Eastman No. 280 – Room 76, District of Vila Tramontano, Postal Code 05690-000, herein represented pursuant to its Articles of Association, hereinafter referred to as LESSOR;

and

(ii)	NS2.COM INTERNET S.A. enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 09.339.936/0001-16, with its head-office in the City and State of São Paulo, at Rua Vergueiro No. 396, District of Liberdade, Postal Code 01504-000, herein represented pursuant to its Articles of Association, hereinafter referred to as LESSEE;

•	Whereas the parties executed on June 1, 2009 the Private Instrument of Assignment of Lease and Acknowledgment of Debt (the “Agreement”), having as subject-matter, among other covenants, the lease of an urban plot of land, consisting of plot No. 18 of the sub-division named “Centro Comercial Empresarial Juruban” (the “Property”), which is best described and characterized in registration No. 65174 of the Real Estate Registry of the Judicial District of Barueri/SP (State of São Paulo);

•	Whereas the Agreement was executed for the definite period of five (5) years, showing as beginning date June 1, 2009 and ending date May 31, 2014;

•	Whereas the LESSEE is interested in installing in the Property, at its expense and under its responsibility, one (1) Network of Sprinklers, one (1) High-Tension cabin and one (1) generator;

•	Whereas the LESSOR has authorized the installation of the mentioned improvements, which shall be incorporated to the Property at the end of the contracted term;

•	Whereas, in view of the investments made by the LESSEE with the installation of the improvements, the parties have decided for the extension of the term of the Agreement for five (5) years, proceeding to show as its final ending date May 31, 2019;

•	Whereas, on account of the extension of the period of lease mentioned in the above Recital, the parties hereby agree that the amount of the rent shall be adjusted as from June 1, 2014, incurring an increase of twenty percent (20%) of the amount of the rent effective at the time;

•	Whereas the parties intend to substitute the guarantee of this Agreement by a bank guarantee, thus excluding the personal guarantors;

The parties hereto have resolved to enter into this “First Amendment to the Private Instrument of Non-Residential Lease Agreement”, which shall be governed by the following clauses and conditions:

SECTION 1 – EXTENSION OF THE TERM OF THE AGREEMENT

1.1	It is hereby expressly established between the parties that the term of the Agreement shall be extended, showing as its final date May 31, 2019.

SECTION 2 – ALTERATION OF THE AMOUNT OF THE RENT

2.1	The parties hereby covenant that as from June 1, 2004 the rent shall incur an increase of twenty percent (20%) of the amount of the rent effective at the time.

SECTION 3 – IMPROVEMENTS

3.1	By means of this instrument the LESSEE shall have the obligation of effecting the installation of one (1) network of Sprinklers, one (1) High-Tension cabin and one (1) generator, in the property that is subject-matter of the Agreement, which improvements are authorized by the LESSOR and shall be implemented at the expense of the LESSEE and under its exclusive responsibility.

3.2	For the installation of the improvements mentioned in Section 3.1, the LESSEE shall obtain with the pertinent authorities, whenever necessary, all of the approvals/licenses, exempting the LESSOR from any responsibility in this regard.

3.3	It is hereby made certain that, at the end of the contractual term, the improvements mentioned in Section 3.1 above shall be incorporated to the Property, whereby the LESSEE may not claim any kind of indemnity for them.

SECTION 4 – BANK GUARANTEE

4.1	It is hereby established and agreed between the Parties that the obligations deriving from this installment shall be guaranteed by a Bank Guarantee provided by Banco BICBANCO, of a joint liability nature and delivered to the LESSOR within a period of no more than thirty (30) days after the execution of this instrument and that extends to all of the adjustments that may apply to the rents, covenants for increase and other rental charges, as well as for any damages and losses that could occur on the leased property.

4.2	Considering that the Letter of Guarantee presented hereunder is valid for a specific term, the LESSEE hereby agrees, within no more than thirty (30) days prior to the termination of its validity, to take all of the proper measures for renewal thereof.

SECTION 5 – FINAL PROVISIONS

5.1	All of the other clauses and conditions of the Agreement that are not modified by this instrument are hereby expressly ratified.

5.2	The parties elect the Courts of the Judicial District of location of the Property as the only ones to resolve any issues arising from this agreement.

In Witness Whereof, the parties execute this instrument in two (2) counterparts of equal content and form, in the presence of the witnesses.

São Paulo/SP, April 10, 2013

/s/    PMG ADMINISTRADORA DE BENS LTDA.

LESSOR

/s/    NS2.COM INTERNET S.A.

LESSEE

Witnesses:

/s/ Jéssica de Bartolo Silva	/s/ Marcos Roberto de Oliveira
Name: Jéssica de Bartolo Silva	Name: Marcos Roberto de Oliveira
ID No.: 41.693.995-8	ID No.: 35.757.879-X
CPF/MF No. 375.350.778-90	CPF/MF No.: 407.554.988-79

(Page integrating the First Amendment to the Private Instrument of Non-Residential Lease Agreement executed by and between PMG ADMINISTRADORA DE BENS LTDA., NS2.COM INTERNET S.A., on April 10, 2013)

SECOND AMENDMENT TO THE PRIVATE INSTRUMENT OF NON-RESIDENTIAL LEASE AGREEMENT

By this private instrument on the best terms of the law,

(i)	UITTORENEN DO BRASIL PARTICIPAÇÕES LTDA., enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 07.385.357/0001-84, with its head-office in this Capital City of the State of São Paulo, at Rua Joaquim Floriano No. 100, 18th floor, herein represented as determined in its Articles of Association, hereinafter referred to as LESSOR;

(ii)	NS2.COM INTERNET S.A. enrolled with the National Corporate Taxpayers Register of the Ministry of Finance under CNPJ/MF No. 09.339.936/0001-16, with its head-office in the Capital of the State of São Paulo, at Rua Vergueiro No. 396, District of Liberdade, Postal Code 01504-000, herein represented pursuant to its Articles of Association, hereinafter referred to as LESSEE;

Whereas PMG ADMINISTRADORA DE BENS LTDA. and NS2.COM INTERNET S.A. executed on June 1, 2009 the Private Instrument Assignment of Lease and Acknowledgement of Debt (the “Agreement”), amended for the first time on April 10, 2013 (the “1st Amendment), having as subject-matter among other covenants the lease of an urban plot of land, consisting of plot No. 18, of the sub-division named “Centro Comercial e Empresarial Juruban” (the “Property”), which is best described and characterized in registration No. 65.174 of the Real Estate Registry of the Judicial District of Barueri/SP.

Whereas PMG ADMINISTRADORA DE BENS LTDA. was merged into the company named UITTORENEN DO BRASIL PARTICIPAÇÕES LTDA., which by a corporate act dated December 30, 2013 became its sole partner and holder of all of its corporate units;

Whereas UITTORENEN DO BRASIL PARTICIPAÇÕES LTDA. assumed all of the rights and obligations deriving from the Agreement;

Whereas, in view of the alteration of the Lessor, the parties wish to adjust the form for payment of the amounts of the lease.

The parties have resolved to execute this “Second Amendment to the Private Instrument of Non-Residential Lease Agreement”, which shall be governed by the following clauses and conditions:

SECTION 1 – ALTERATION OF THE BANK ACCOUNT FOR DEPOSIT OF THE PAYMENT OF RENTS

1.1	It is hereby expressly established between the parties that as from this date the amounts of the rent shall be deposited in the following bank account held by the LESSOR company:

•	Banco Itaú Unibanco S/A. (341)

•	Branch: 0910

•	Checking Account: 08655-2

SECTION 2 – FINAL PROVISIONS

2.1	All of the other clauses and conditions of the Agreement that are not modified by this instrument are hereby expressly ratified.

2.2	The Courts of the Judicial District of Capital City of São Paulo are elected as the only ones with authority to resolve any issues arising from this agreement.

In Witness Whereof, the parties execute this instrument in two (2) counterparts of equal content and form, in the presence of the witnesses.

São Paulo/SP, April 2, 2014

/s/    UITTORENEN DO BRASIL PARTICIPAÇÕES LTDA.

/s/    NS2.COM INTERNET S.A.

Witnesses:

/s/ BRUNA LUISA CAMARGO BARBOSA	/s/ TANIA CRISTINA GUALBERTA SANTOS
Name: Bruna Luisa Camargo Barbosa	Name: Tania Cristina Gualberta Santos
ID No.: 34.948.484-3	ID No.: 17.964.946-2
CPF/MF No. 303.405.058-50	CPF/MF No.: 082.384.468-48

(Page integrating the Second Amendment to the Private Instrument of Lease Agreement executed by and between Uittorenen do Brasil Participações LTDA., NS2.COM Internet S.A., on April 2, 2014)